POWER OF ATTORNEY

Each person whose signature appears below does hereby make, constitute and appoint David A. Perdue, James J. Hagan and Susan S. Lanigan, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Dollar General Corporation, a Tennessee corporation (the “Company”), one or more Registration Statements of the Company on Form S-8 (the “Registration Statements”) for the registration of the Company’s Common Stock in connection with the Dollar General Corporation 1998 Stock Incentive Plan, as such Plan has been or may be amended, modified or restated from time to time, and any and all amendments to the Registration Statements (including post-effective amendments), and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities laws of the United States, and any state or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto subscribed this power of attorney on the dates indicated below.

Signature	Capacity	Date
/s/ David L. Beré David L. Beré	Director	June 2, 2003
/s/ Dennis C. Bottorff Dennis C. Bottorff	Director	June 2, 2003
/s/ Barbara L. Bowles Barbara L. Bowles	Director	June 2, 2003
/s/ James L. Clayton James L. Clayton	Director	June 2, 2003
/s/ Reginald D. Dickson Reginald D. Dickson	Director	June 2, 2003
/s/ E. Gordon Gee E. Gordon Gee	Director	June 2, 2003
/s/ John B. Holland John B. Holland	Director	June 2, 2003
/s/ Barbara M. Knuckles Barbara M. Knuckles	Director	June 2, 2003
/s/ James D. Robbins James D. Robbins	Director	June 2, 2003
/s/ David M. Wilds David M. Wilds	Director	June 2, 2003
/s/ William S. Wire, II William S. Wire, II	Director	June 2, 2003